EXHIBIT 99.1

AMENDMENT NO. 3 TO

FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

SUNOCO LOGISTICS PARTNERS, L.P.

This Amendment No. 3 (this “Amendment No. 3”) to First Amended and Restated Agreement of Limited Partnership of Sunoco Logistics Partners, L.P. (the “Partnership”), as amended by Amendment No. 1 effective as of June 1, 2002 and Amendment No. 2 effective as of January 20, 2004 (the “Partnership Agreement”), is hereby adopted effective as of March 29, 2004, by Sunoco Partners LLC, a Pennsylvania limited liability company (the “General Partner”), as general partner of the Partnership. Capitalized terms used but not defined herein have the meaning given such terms in the Partnership Agreement.

WHEREAS, the General Partner, the Organizational Limited Partner and the Limited Partners of the Partnership entered into that certain First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of February 8, 2002;

WHEREAS, the General Partner adopted Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of the Partnership effective as of June 1, 2002;

WHEREAS, the General Partner adopted Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of the Partnership effective as of January 20, 2004;

WHEREAS, Section 13.1(d)(i) of the Partnership Agreement provides that the General Partner may amend any provision of the Partnership Agreement without the approval of any Partner or Assignee to reflect a change that, in the discretion of the General Partner, does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect; and

WHEREAS, acting pursuant to the power and authority granted to it under Section 13.1(d)(i) of the Partnership Agreement, the General Partner has determined that the following amendment to the Partnership Agreement does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect.

NOW THEREFORE, the General Partner does hereby amend the Partnership Agreement as follows:

Section 1. Amendment.

Section 5.2(b) is hereby amended by inserting “(i)” before “2/98ths” in the first sentence thereof and by inserting the following at the end of the first sentence thereof:

“less (ii) 2/98ths of any amount so contributed by such Limited Partners that is used by the Partnership concurrently with such contribution to redeem or repurchase from any Person outstanding Limited Partner Interests of the same class as the Limited Partner Interests issued to such Limited Partners (including Parity Units if the Limited Partner Interests are Common Units) at a price per Limited Partner Interest equal to the net proceeds per Limited Partner Interest, before expenses, that the Partnership receives from such issuance.”

Section 5.7 is hereby amended as follows:

(a)	Section 5.7(a) is hereby amended by deleting clause (B) thereof in its entirety and replacing such clause with the following:

“(B) in accordance with the provisions of Sections 5.7(b), (c), (d), (e), (g) or (h),”

(b)	Section 5.7(b) is hereby amended by deleting clause (ii) in its entirety and replacing such clause with the following:

“(ii)	within 365 days of, and the net proceeds from such issuance are used to repay debt incurred in connection with, or to replenish cash reserves to the extent drawn down in connection with, an Acquisition or Capital Improvement,”

(c)	Section 5.7 is hereby amended by adding a new subsection (h) thereto:

“(h) During the Subordination Period, the Partnership may also issue, in connection with Acquisitions that have not been completed or Capital Improvements that have not Commenced Commercial Service, or both, an amount of Parity Units not to exceed the number of Parity Units then available for issuance without Unitholder approval pursuant to Section 5.7(a) (such number of Parity Units then available for issuance, the “Remaining Basket Amount”).

The following shall apply with respect to issuances of Parity Units pursuant to Section 5.7(h):

(i)	With respect to each such issuance, the aggregate number of Parity Units to be issued (including Parity Units to be issued upon the exercise of an underwriters’ over-allotment or other similar option) shall be deemed to have been issued from, and charged against, the Remaining Basket Amount; provided, however, that in considering the Parity Units to be issued upon the exercise of an underwriters’ over-allotment or other similar option, only the number of Parity Units actually issued pursuant to such option on or prior to the expiration of such option will be deemed to have been issued from, and charged against, the Remaining Basket Amount.

(ii)	With respect to Parity Units to be issued (including Parity Units to be issued upon the exercise of an underwriters’

over-allotment or other similar option) in connection with an Acquisition that has not been completed:

(1)	Such Acquisition shall have been specifically identified in the prospectus or prospectus supplement filed in connection with the offer and sale of such Parity Units as a proposed Acquisition for which the net proceeds from the sale of such Parity Units will be used if such Acquisition is completed.

(2)	Upon completion of such Acquisition and application of the net proceeds received from the sale of such Parity Units to finance such Acquisition, the provisions of clause (i) above shall not apply and the Parity Units issued (including Parity Units issued upon the exercise of an underwriters’ over-allotment or other similar option) in connection with such Acquisition shall not be deemed to have been issued from, and charged against, the Remaining Basket Amount; provided, however, that such Acquisition would have resulted, on a pro forma or estimated pro forma basis, as applicable, in an increase in the amount of Adjusted Operating Surplus per unit (such amount shall be calculated as set forth in Section 5.7(b) and such calculation is referred to in this Section 5.7(h) as the “Accretion Test”).

(3)	The Accretion Test in subclause (2) above shall be performed immediately following completion of such Acquisition and in accordance with Section 5.7(b).

(iii)	With respect to Parity Units to be issued (including Parity Units to be issued upon the exercise of an underwriters’ over-allotment or other similar option) in connection with a Capital Improvement that has not Commenced Commercial Service:

(1)	Such Capital Improvement shall have been specifically identified in the prospectus or prospectus supplement filed in connection with the offer and sale of such Parity Units as a Capital Improvement for which the net proceeds from the sale of such Parity Units will used to finance such Capital Improvement.

(2)	Upon such Capital Improvement having Commenced Commercial Service and provided the net proceeds from the sale of such Parity Units have been used to finance such Capital Improvement, the provisions of clause (i) above shall not apply and the Parity Units issued (including Parity Units issued upon the exercise of an underwriters’ over-allotment or other similar option) in connection with such Capital Improvement shall not be deemed to have been issued from, and charged against, the Remaining Basket Amount; provided, however, that such Capital Improvement meets the Accretion Test.

(3)	The Accretion Test in clause (2) above shall be performed immediately following Commencement of Commercial Service and in accordance with Section 5.7(b).

(iv)	For the purposes of this Section 5.7(h), the terms “Commenced Commercial Service” or “Commencement of Commercial Service” shall mean the date a Capital Improvement is first put into service following completion of construction and testing.

Section 2. Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

Section 3. Governing Law. This Amendment No. 3 will be governed by and construed in accordance with the laws of the State of Delaware.

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IN WITNESS WHEREOF, the General Partner has executed this Amendment No. 3 as of the date first set forth above.

GENERAL PARTNER:

SUNOCO PARTNERS LLC

By:	/s/ DEBORAH M. FRETZ
Name:	Deborah M. Fretz
Title:	President and Chief Executive Officer